Exhibit 99.1

MEDTOX Scientific, Inc.
402 West County Road D
St. Paul, MN 55112
Contact: Janine Rivera (877) 715-7236

MEDTOX SCIENTIFIC ANNOUNCES THIRD QUARTER RESULTS

 ST. PAUL, Minn., October 13, 2011 – MEDTOX Scientific, Inc. (Nasdaq:MTOX) today announced results for the third quarter ended September 30, 2011.  Highlights from the quarter compared to the prior-year period include:

•	Total revenues increased 6.9% to $27.6 million

•	Gross profit increased 5.2% to $11.4 million

•	Operating expenses were $9.3 million, an increase of 3.7%

•	Operating income was $2.1 million, an increase of 12.3%

•	Net income was $1.3 million, an increase of 15.0%

•	Earnings per diluted share were $0.15 compared to $0.13

For the nine-month period ended September 30, 2011, revenues were $81.2 million, compared to $72.1 million for the prior-year period.  Gross profit was $33.9 million, compared to $29.3 million for the prior-year period.  Operating income was $5.5 million, compared to $3.5 million for the prior-year period.  The Company recorded net income of $3.5 million, compared to $2.2 million for the prior-year period.  Earnings per diluted share were $0.39, compared to $0.25 for the prior-year period.

For the three-month period ended September 30, 2011, overall gross margin was relatively flat at 41.2%, compared to 41.9% in the third quarter of 2010.  Operating expenses for the quarter were 33.7% of revenue, compared to 34.8% of revenue in the prior-year period, and were down from 35.5% of revenue in the second quarter of 2011.

In our Laboratory segment, revenues from drugs-of-abuse (DAU) testing in the quarter increased 3.8% compared to the prior-year period.  A strong 12.9% increase in revenues from new business was offset by a 9.1% decrease in revenues from existing clients.  Revenues from existing clients continue to be negatively impacted due to economic conditions.  In our clinical laboratory, revenues from Clinical and Other Laboratory Services in the quarter increased 12.1% compared to the prior-year period, and revenues in the quarter from Clinical Trial Services (CTS) were up slightly from the strong third quarter of 2010.  Since CTS is a project-based business that can be variable from quarter to quarter, the Company believes it is more meaningful to measure success on a longer term basis.  For example, in the nine-month period ended September 30, 2011, CTS revenues were up 38.4% from the prior-year period; and for the most recent four quarters ended September 30, 2011, CTS revenues increased 52.2% compared to the prior four-quarter period.

In the Diagnostic segment, revenues were up 8.1% for the quarter compared to the prior-year period.  Solid revenue growth from our substance abuse products was partially offset by a $114,000 reduction in Contract Manufacturing revenue quarter over quarter.  As we have previously disclosed, Contract Manufacturing is a business that we have been exiting and expect the remaining client relationship to terminate within the next two quarters.

Cash on hand at quarter-end was $1.6 million and the Company currently has no short or long term debt.

MEDTOX will hold a teleconference to discuss 2011 third quarter results today at 9:30 a.m. Central Time (10:30 a.m. Eastern).  The Company will discuss these results and other corporate matters.  During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.  To access the teleconference, dial (888) 820-9416 ten minutes before the scheduled start time today.  International callers may access the call by dialing (913) 312-0945.  Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX.  A simultaneous webcast of the conference call will be available on the MEDTOX website in the “investors” section under “webcasts” at www.medtox.com.  An audio replay of the conference call will be available through October 20 at (888) 203-1112, passcode # 9749645.  International callers may access the replay at (719) 457-0820 with the same passcode # 9749645.

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

Note: Forward-looking statements contained in this press release are made under the Private Securities Reform Act of 1995.  Forward-looking statements, including those relating to revenues from existing clients being negatively impacted by reduced hiring and our exiting the Contract Manufacturing business, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.  Actual results may differ due to a number of factors including economic conditions, a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business and retain existing business, changes in the competitive environment, and the requirements of our remaining client in the Contract Manufacturing business.  Further discussions of factors that may cause such results to differ are identified in the Company's 2010 Annual Report on Form 10-K and incorporated herein by reference.  You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

MEDTOX SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES:
Laboratory services:
Drugs-of-abuse testing services	$ 10,781	$ 10,390	$ 31,227	$ 29,346
Clinical & other laboratory services	8,885	7,928	25,993	22,396
Clinical trial services	2,375	2,358	7,234	5,228
Product sales	5,537	5,123	16,781	15,175
	27,578	25,799	81,235	72,145

COST OF REVENUES:
Cost of services	13,975	12,951	40,550	36,535
Cost of sales	2,233	2,036	6,788	6,357
	16,208	14,987	47,338	42,892

GROSS PROFIT	11,370	10,812	33,897	29,253

OPERATING EXPENSES:
Selling, general and administrative	8,633	8,394	26,538	24,058
Research and development	668	576	1,884	1,698
	9,301	8,970	28,422	25,756

INCOME FROM OPERATIONS	2,069	1,842	5,475	3,497

OTHER INCOME (EXPENSE):
Interest expense	(7)	(1)	(49)	(2)
Other income (expense)	16	(33)	89	28
	9	(34)	40	26

INCOME BEFORE INCOME TAX EXPENSE	2,078	1,808	5,515	3,523

INCOME TAX EXPENSE	(758)	(660)	(2,013)	(1,286)

NET INCOME	$ 1,320	$ 1,148	$ 3,502	$ 2,237

BASIC EARNINGS PER COMMON SHARE	$ 0.15	$ 0.13	$ 0.40	$ 0.26

DILUTED EARNINGS PER COMMON SHARE	$ 0.15	$ 0.13	$ 0.39	$ 0.25

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	8,851,511	8,718,772	8,849,874	8,686,962
Diluted	9,040,569	8,963,969	9,045,038	8,922,443

MEDTOX SCIENTIFIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$ 1,604	$ 1,285
Accounts receivable, net	19,919	19,575
Inventories	4,542	3,902
Other current assets	2,937	5,297
Total current assets	29,002	30,059

Building, equipment and improvements, net	28,574	28,164

Other assets	17,309	17,234
Total assets	$ 74,885	$ 75,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$ 12,902	$ 13,905

Long-term obligations	5,514	7,433

Stockholders’ equity	56,469	54,119
Total liabilities and stockholders’ equity	$ 74,885	$ 75,457